Exhibit 99.1

Oaktree Specialty Lending Corporation Announces First Fiscal Quarter 2026 Financial Results

LOS ANGELES, CA, February 4, 2026 - Oaktree Specialty Lending Corporation (NASDAQ: OCSL) (“Oaktree Specialty Lending” or the “Company”), a specialty finance company, today announced its financial results for the first quarter ended December 31, 2025.

Financial Highlights for the Quarter Ended December 31, 2025

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Total investment income was $75.1 million ($0.85 per share) for the first fiscal quarter of 2026 as compared to $77.3 million ($0.88 per share) for the fourth fiscal quarter of 2025. Adjusted total investment income was $74.5 million ($0.85 per share) for the first fiscal quarter of 2026 as compared with $76.9 million ($0.87 per share) for the fourth fiscal quarter of 2025. The decrease was driven by lower interest income primarily attributable to lower reference rates and lower original issue discount (“OID”) acceleration, partially offset by higher fee income primarily attributable to higher prepayment and exit fees.

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GAAP net investment income was $36.7 million ($0.42 per share) for the first fiscal quarter of 2026 as compared with $35.8 million ($0.41 per share) for the fourth fiscal quarter of 2025. The increase for the quarter was primarily driven by lower net expenses due to lower income-based (“Part I”) incentive fees (net of fees waived), offset by lower total investment income and higher interest expense.

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Adjusted net investment income was $36.1 million ($0.41 per share) for the first fiscal quarter of 2026 as compared with $35.4 million ($0.40 per share) for the fourth fiscal quarter of 2025. The increase for the quarter was primarily driven by lower net expenses due to lower Part I incentive fees (net of fees waived), offset by lower total investment income and higher interest expense.

•

Net asset value (“NAV”) per share was $16.30 as of December 31, 2025, down as compared with $16.64 as of September 30, 2025. The decrease from September 30, 2025 was primarily driven by unrealized depreciation on certain debt and equity investments.

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Originated $316.6 million of new investment commitments and received $178.5 million of proceeds from prepayments, exits, other paydowns and sales during the quarter ended December 31, 2025. The weighted average yield on new debt investments was 8.7%.

•

Total debt outstanding was $1,615.0 million as of December 31, 2025. The total debt to equity ratio was 1.12x, and the net debt to equity ratio was 1.07x, after adjusting for cash and cash equivalents.

•

Liquidity as of December 31, 2025 was composed of $80.8 million of unrestricted cash and cash equivalents and $495.0 million of undrawn capacity under the Company’s credit facility (subject to borrowing base and other limitations). Unfunded investment commitments were $274.5 million, or $247.3 million excluding unfunded commitments to the Company’s joint ventures.

•	A quarterly cash distribution was declared of $0.40 per share payable in cash on March 31, 2026 to stockholders of record on March 16, 2026.

“We delivered solid results in the first fiscal quarter of 2026 including adjusted net investment income of $36.7 million, or $0.41 per share, and fully covered our dividend,” said Armen Panossian, Chief Executive Officer and Chief Investment Officer of Oaktree Specialty Lending. “We also made continued progress in stabilizing our investment portfolio and are optimistic that we will see continued progress in the coming quarters. New deployments for the quarter were strong at $317 million. Looking ahead, we will continue to evaluate levers to help offset lower base rates and support net investment income.”

Distribution Declaration

The Board of Directors declared a quarterly distribution of $0.40 per share, payable in cash on March 31, 2026 to stockholders of record on March 16, 2026.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Results of Operations

	For the three months ended
($ in thousands, except per share data)	December 31, 2025 (unaudited)	September 30, 2025 (unaudited)	December 31, 2024 (unaudited)

GAAP operating results:

Interest income	$66,923	$69,716	$78,422

PIK interest income	3,848	4,094	5,728

Fee income	2,972	2,122	1,679

Dividend income	1,353	1,383	818

Total investment income	75,096	77,315	86,647

Net expenses	38,376	41,249	42,082

Net investment income before taxes	36,720	36,066	44,565

(Provision) benefit for taxes on net investment income	(17)	(264)	(263)

Net investment income	36,703	35,802	44,302

Net realized and unrealized gains (losses), net of taxes	(31,095)	(11,224)	(37,063)

Net increase (decrease) in net assets resulting from operations	$5,608	$24,578	$7,239

Total investment income per common share	$0.85	$0.88	$1.05

Net investment income per common share	$0.42	$0.41	$0.54

Net realized and unrealized gains (losses), net of taxes per common share	$(0.35)	$(0.13)	$(0.45)

Earnings (loss) per common share — basic and diluted	$0.06	$0.28	$0.09

Non-GAAP Financial Measures[1]:

Adjusted total investment income	$74,481	$76,866	$87,070

Adjusted net investment income	$36,088	$35,353	$44,725

Adjusted net realized and unrealized gains (losses), net of taxes	$(30,385)	$(10,849)	$(37,124)

Adjusted earnings (loss)	$5,703	$24,504	$7,601

Adjusted total investment income per share	$0.85	$0.87	$1.06

Adjusted net investment income per share	$0.41	$0.40	$0.54

Adjusted net realized and unrealized gains (losses), net of taxes per share	$(0.34)	$(0.12)	$(0.45)

Adjusted earnings (loss) per share	$0.06	$0.28	$0.09

1 See Non-GAAP Financial Measures below for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management uses these non-GAAP financial measures internally to analyze and evaluate financial results and performance and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing results and trends for the Company and to review the Company’s performance without giving effect to non-cash income/gain/loss resulting from the merger of Oaktree Strategic Income Corporation (“OCSI”) with and into the Company in March 2021 (the “OCSI Merger”) and the merger of Oaktree Strategic Income II, Inc. (“OSI2”) with and into the Company in January 2023 (the “OSI2 Merger”) and, in the case of adjusted net investment income, without giving effect to capital gains incentive fees. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

	As of

($ in thousands, except per share data and ratios)	December 31, 2025 (unaudited)	September 30, 2025	December 31, 2024 (unaudited)

Select balance sheet and other data:

Cash and cash equivalents	$80,813	$79,630	$112,913

Investment portfolio at fair value	2,949,092	2,847,782	2,835,294

Total debt outstanding (net of unamortized financing costs)	1,610,022	1,486,880	1,577,795

Net assets	1,436,187	1,465,813	1,449,815

Net asset value per share	16.30	16.64	17.63

Total debt to equity ratio	1.12x	1.02x	1.11x

Net debt to equity ratio	1.07x	0.97x	1.03x

Adjusted total investment income for the quarter ended December 31, 2025 was $74.5 million and included $66.3 million of interest income from portfolio investments, $3.8 million of PIK interest income, $3.0 million of fee income and $1.4 million of dividend income. The $2.4 million quarterly decrease in adjusted total investment income was primarily attributable to lower reference rates and lower OID acceleration, partially offset by higher fee income primarily attributable to higher prepayment and exit fees.

Net expenses for the quarter ended December 31, 2025 totaled $38.4 million, down $2.9 million from the quarter ended September 30, 2025. The decrease for the quarter was primarily driven by $4.0 million of lower Part I incentive fees (net of fees waived), partially offset by higher interest expense due to higher borrowings outstanding offset by lower reference rates.

Adjusted net investment income was $36.1 million ($0.41 per share) for the quarter ended December 31, 2025, which was up from $35.4 million ($0.40 per share) for the quarter ended September 30, 2025. The increase of $0.7 million primarily reflected $2.9 million of lower net expenses, offset by $2.4 million of lower adjusted total investment income and higher interest expense.

Adjusted net realized and unrealized losses, net of taxes, were $30.4 million for the quarter ended December 31, 2025, primarily reflecting unrealized losses on certain debt and equity investments.

Portfolio and Investment Activity

	As of

($ in thousands)	December 31, 2025 (unaudited)	September 30, 2025 (unaudited)	December 31, 2024 (unaudited)

Investments at fair value	$2,949,092	$2,847,782	$2,835,294

Number of portfolio companies	167	143	136

Average portfolio company debt size	$18,068	$20,500	$22,000

Asset class:

First lien debt	84.8%	83.5%	81.8%

Second lien debt	1.6%	2.4%	3.0%

Unsecured debt	3.7%	3.2%	3.9%

Equity	4.4%	5.0%	4.8%

JV interests	5.6%	6.0%	6.5%

Non-accrual debt investments:

Non-accrual investments at fair value	$87,215	$80,689	$105,326

Non-accrual investments at cost	190,458	181,361	138,703

Non-accrual investments as a percentage of debt investments at fair value	3.1%	3.0%	3.9%

Non-accrual investments as a percentage of debt investments at cost	6.5%	6.5%	5.1%

Number of investments on non-accrual	11	10	9

Interest rate type:

Percentage floating-rate	91.3%	90.7%	87.6%

Percentage fixed-rate	8.7%	9.3%	12.4%

Yields:

Weighted average yield on debt investments[1]	9.3%	9.8%	10.7%

Cash component of weighted average yield on debt investments	8.5%	8.9%	9.5%

Weighted average yield on total portfolio investments[2]	9.1%	9.4%	10.2%

Investment activity:

New investment commitments	$316,600	$208,200	$198,100

New funded investment activity[3]	$313,800	$220,400	$201,300

Proceeds from prepayments, exits, other paydowns and sales	$178,500	$177,000	$352,400

Net new investments[4]	$135,300	$43,400	$(151,100)

Number of new investment commitments in new portfolio companies	28	9	5

Number of new investment commitments in existing portfolio companies	13	10	8

Number of portfolio company exits	4	15	13

1 Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments, including the Company’s share of the return on debt investments in SLF JV I and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see Non-GAAP Financial Measures below) for the assets acquired in connection with the OCSI Merger and OSI2 Merger.

2 Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments and dividend income, including the Company’s share of the return on debt investments in SLF JV I and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the OCSI Merger and OSI2 Merger.

3 New funded investment activity includes drawdowns on existing revolver and delayed draw term loan commitments.

4 Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

As of December 31, 2025, the fair value of the investment portfolio was $2.9 billion and was composed of investments in 167 companies. These included debt investments in 147 companies, equity investments in 35 companies, and the Company’s joint venture investments in Senior Loan Fund JV I, LLC (“SLF JV I”) and OCSI Glick JV LLC (“Glick JV”). 17 of the equity investments were in companies in which the Company also had a debt investment.

As of December 31, 2025, 95.4% of the Company’s portfolio at fair value consisted of debt investments, including 84.8% of first lien loans, 1.6% of second lien loans and 9.0% of unsecured debt investments, including the debt investments in SLF

JV I and Glick JV. This compared to 83.5% of first lien loans, 2.4% of second lien loans and 8.7% of unsecured debt investments, including the debt investments in SLF JV I and Glick JV, as of September 30, 2025.

As of December 31, 2025, there were eleven investments on non-accrual status, which represented 6.5% and 3.1% of the debt portfolio at cost and fair value, respectively. As of September 30, 2025, there were ten investments on non-accrual status, which represented 6.5% and 3.0% of the debt portfolio at cost and fair value, respectively.

SLF JV I

The Company’s investments in SLF JV I totaled $120.9 million at fair value as of December 31, 2025, down 3.0% from $124.6 million as of September 30, 2025. The decrease was primarily driven by SLF JV I’s use of leverage and unrealized losses in the underlying investment portfolio.

As of December 31, 2025, SLF JV I had $410.0 million in assets, including senior secured loans to 74 portfolio companies. This compared to $447.4 million in assets, including senior secured loans to 72 portfolio companies, as of September 30, 2025. SLF JV I generated cash interest income of $3.2 million for the Company during the quarter ended December 31, 2025, down slightly from $3.3 million in the prior quarter. In addition, SLF JV I generated dividend income of $0.5 million for the Company during the quarter ended December 31, 2025, flat from prior quarter. As of December 31, 2025, SLF JV I had $18.5 million of undrawn capacity (subject to borrowing base and other limitations) on its $270 million senior revolving credit facility, and its debt to equity ratio was 1.8x.

Glick JV

The Company’s investments in Glick JV totaled $43.9 million at fair value as of December 31, 2025, down 4.6% from $46.1 million as of September 30, 2025. The decrease was primarily driven by Glick JV’s use of leverage and realized losses in the underlying investment portfolio.

As of December 31, 2025, Glick JV had $191.6 million in assets, including senior secured loans to 115 portfolio companies. This compared to $149.1 million in assets, including senior secured loans to 57 portfolio companies, as of September 30, 2025. Glick JV generated cash interest income of $1.3 million for the Company during the quarter ended December 31, 2025, flat from the prior quarter. As of December 31, 2025, Glick JV had $22.5 million of undrawn capacity (subject to borrowing base and other limitations) on its $100 million senior revolving credit facility, and its debt to equity ratio was 1.5x.

Liquidity and Capital Resources

As of December 31, 2025, the Company had total principal value of debt outstanding of $1,615.0 million, including $665.0 million of outstanding borrowings under its revolving credit facility and $950.0 million of unsecured notes payable. The funding mix was composed of 41% secured and 59% unsecured borrowings as of December 31, 2025. The Company was in compliance with all financial covenants under its syndicated credit facility as of December 31, 2025.

As of December 31, 2025, the Company had $80.8 million of unrestricted cash and cash equivalents and $495.0 million of undrawn capacity on its credit facility (subject to borrowing base and other limitations). As of December 31, 2025, unfunded investment commitments were $274.5 million, or $247.3 million excluding unfunded commitments to the Company’s joint ventures. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to invest in market opportunities as they arise.

As of December 31, 2025, the weighted average interest rate on debt outstanding, including the effect of the interest rate swap agreements was 6.1%, down from 6.5% as of September 30, 2025, primarily driven by lower reference rates.

The Company’s total debt to equity ratio was 1.12x and 1.02x as of December 31, 2025 and September 30, 2025, respectively. The Company’s net debt to equity ratio was 1.07x and 0.97x as of December 31, 2025 and September 30, 2025, respectively.

Non-GAAP Financial Measures

On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company’s management uses these non-GAAP financial measures internally to analyze and evaluate financial results and performance and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing results and trends for the Company and to review the Company’s performance without giving effect to non-cash income/gain/loss resulting from the OCSI Merger and the OSI2 Merger and in the case of adjusted net investment income, without giving effect to capital gains incentive fees. The presentation of the below non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

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“Adjusted Total Investment Income” and “Adjusted Total Investment Income Per Share” – represents total investment income excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger.

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“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” – represents net investment income, excluding (i) any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger and (ii) capital gains incentive fees (“Part II incentive fees”).

•

“Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes” and “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share” – represents net realized and unrealized gains (losses) net of taxes excluding any net realized and unrealized gains (losses) resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger.

•

“Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” – represents the sum of (i) Adjusted Net Investment Income and (ii) Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes and includes the impact of Part II incentive fees[1], if any.

The OCSI Merger and the OSI2 Merger (the “Mergers”) were accounted for as asset acquisitions in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues (“ASC 805”). The consideration paid to each of the stockholders of OCSI and OSI2 were allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than “non-qualifying” assets, which established a new cost basis for the acquired investments under ASC 805 that, in aggregate, was different than the historical cost basis of the acquired investments prior to the OCSI Merger or the OSI2 Merger, as applicable. Additionally, immediately following the completion of the Mergers, the acquired investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation/depreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete/amortize over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation/depreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete/amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain/loss with a corresponding reversal of the unrealized appreciation/depreciation on disposition of such equity investments acquired.

The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes “Adjusted Total Investment Income”, “Adjusted Total Investment Income Per Share”, “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the income resulting from the new cost basis of the investments acquired in the Mergers because these amounts do not impact the fees payable to Oaktree Fund Advisors, LLC (the “Adviser”) under its investment advisory agreement (as amended and restated from time to time, the “A&R Advisory Agreement”), and specifically as its relates to “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”, without giving effect to Part II incentive fees. In addition, the Company’s management believes that “Adjusted Net Realized and

1 Adjusted earnings (loss) includes accrued Part II incentive fees. As of and for the three months ended December 31, 2025, there was no accrued Part II incentive fee liability. Part II incentive fees are contractually calculated and paid at the end of the fiscal year in accordance with the A&R Advisory Agreement, which differs from Part II incentive fees accrued under GAAP. For the three months ended December 31, 2025, no Part II incentive fees were payable under the A&R Advisory Agreement.

Unrealized Gains (Losses), Net of Taxes”, “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share”, “Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” are useful to investors as they exclude the non-cash income and gain/loss resulting from the Mergers and are used by management to evaluate the economic earnings of its investment portfolio. Moreover, these metrics more closely align the Company’s key financial measures with the calculation of incentive fees payable to the Adviser under with the A&R Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired investments established by ASC 805 that would have been to the benefit of the Adviser absent such exclusion).

The following table provides a reconciliation of total investment income (the most comparable U.S. GAAP measure) to adjusted total investment income for the periods presented:

	For the three months ended
	December 31, 2025 (unaudited)		September 30, 2025 (unaudited)		December 31, 2024 (unaudited)
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP total investment income	$75,096	$0.85	$77,315	$0.88	$86,647	$1.05
Interest income amortization (accretion) related to merger accounting adjustments	(615)	(0.01)	(449)	(0.01)	423	0.01

Adjusted total investment income	$74,481	$0.85	$76,866	$0.87	$87,070	$1.06

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:
	For the three months ended
	December 31, 2025 (unaudited)		September 30, 2025 (unaudited)		December 31, 2024 (unaudited)
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP net investment income	$36,703	$0.42	$35,802	$0.41	$44,302	$0.54
Interest income amortization (accretion) related to merger accounting adjustments	(615)	(0.01)	(449)	(0.01)	423	0.01
Part II incentive fee	—	—	—	—	—	—

Adjusted net investment income	$36,088	$0.41	$35,353	$0.40	$44,725	$0.52

The following table provides a reconciliation of net realized and unrealized gains (losses), net of taxes (the most comparable U.S. GAAP measure) to adjusted net realized and unrealized gains (losses), net of taxes for the periods presented:

	For the three months ended
	December 31, 2025 (unaudited)		September 30, 2025 (unaudited)		December 31, 2024 (unaudited)
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP net realized and unrealized gains (losses), net of taxes	$(31,095)	$(0.35)	$(11,224)	$(0.13)	$(37,063)	$(0.45)
Net realized and unrealized gains (losses) related to merger accounting adjustments	710	0.01	375	(0.01)	(61)	—

Adjusted net realized and unrealized gains (losses), net of taxes	$(30,385)	$(0.34)	$(10,849)	$(0.12)	$(37,124)	$(0.45)

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure) to adjusted earnings (loss) for the periods presented:

	For the three months ended
	December 31, 2025 (unaudited)		September 30, 2025 (unaudited)		December 31, 2024 (unaudited)
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$5,608	$0.06	$24,578	$0.28	$7,239	$0.09
Interest income amortization (accretion) related to merger accounting adjustments	(615)	(0.01)	(449)	(0.01)	423	0.01
Net realized and unrealized gains (losses) related to merger accounting adjustments	710	0.01	375	—	(61)	—

Adjusted earnings (loss)	$5,703	$0.06	$24,504	$0.28	$7,601	$0.09

Conference Call Information

Oaktree Specialty Lending will host a conference call to discuss its first fiscal quarter ended December 31, 2025 results at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on February 4, 2026. The conference call may be accessed by dialing (800) 715-9871 (U.S. callers) or +1 (646) 307-1963 (non-U.S. callers). All callers will need to reference “Oaktree Specialty Lending” once connected with the operator. Alternatively, a live webcast of the conference call can be accessed through the Investors section of Oaktree Specialty Lending’s website, www.oaktreespecialtylending.com. During the conference call, the Company intends to refer to an investor presentation that will be available on the Investors section of its website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Specialty Lending’s website, or by dialing (800) 770-2030 (U.S. callers) or +1 (647) 362-9199 (non-U.S. callers), access code 5019258, beginning approximately one hour after the broadcast.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. The Company’s investment objective is to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. The Company is regulated as a business development company under the Investment Company Act of 1940, as amended, and is externally managed by Oaktree Fund Advisors, LLC, an affiliate of Oaktree Capital Management, L.P. For additional information, please visit Oaktree Specialty Lending’s website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of the Company and distribution projections; business prospects of the Company and the prospects of its portfolio companies; and the impact of the investments that the Company expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) changes or potential disruptions in the Company’s operations, the economy, financial markets or political environment, including those caused by tariffs and trade disputes with other countries, inflation and an elevated interest rate environment; (ii) risks associated with possible disruption in the operations of the Company, the operations of its portfolio companies or the economy generally due to terrorism, war or other geopolitical conflict, natural disasters, pandemics or cybersecurity incidents; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in the Company’s operating areas, particularly with respect to business development companies or regulated investment companies; and (iv) other considerations that may be disclosed from time to time in the Company’s publicly disseminated documents and filings. The Company has based the forward-looking statements included in this press release on information available to it on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that the Company in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Alison Mermey

(213) 830-6946

ocsl-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com

Oaktree Specialty Lending Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	December 31, 2025 (unaudited)	September 30, 2025
ASSETS

Investments at fair value:

Control investments (cost December 31, 2025: $376,790; cost September 30, 2025: $377,709)	$217,869	$227,748

Affiliate investments (cost December 31, 2025: $82,049; cost September 30, 2025: $58,344)	77,908	54,999

Non-control/Non-affiliate investments (cost December 31, 2025: $2,750,130; cost September 30, 2025: $2,639,069)	2,653,315	2,565,035

Total investments at fair value (cost September 30, 2025: $3,208,969; cost December 31, 2025: 3,075,122)	2,949,092	2,847,782

Cash and cash equivalents	80,813	79,630

Interest, dividends and fees receivable	23,850	31,868

Due from portfolio companies	297	3,186

Receivables from unsettled transactions	9,830	4,949

Due from broker	15,550	15,550

Deferred financing costs	9,117	9,675

Deferred offering costs	176	143

Derivative assets at fair value	8,173	8,713

Other assets	1,353	1,495

Total assets	$3,098,251	$3,002,991

LIABILITIES AND NET ASSETS

Liabilities:

Accounts payable, accrued expenses and other liabilities	$2,214	$1,538

Base management fee and incentive fee payable	8,732	12,515

Due to affiliate	1,658	1,569

Interest payable	11,708	12,067

Payables from unsettled transactions	23,178	15,011

Derivative liabilities at fair value	4,264	7,329

Deferred tax liability	288	269

Credit facilities payable	665,000	545,000

Unsecured notes payable (net of $6,025 and $6,561 of unamortized financing costs as of December 31, 2025 and September 30, 2025, respectively)	945,022	941,880

Total liabilities	1,662,064	1,537,178

Commitments and contingencies

Net assets:

Common stock, $0.01 par value per share, 250,000 shares authorized; 88,086 shares issued and outstanding as of December 31, 2025 and September 30, 2025	881	881

Additional paid-in-capital	2,350,075	2,350,075

Accumulated overdistributed earnings	(914,769)	(885,143)

Total net assets (equivalent to $16.30 and $16.64 per common share as of December 31, 2025 and September 30, 2025, respectively)	1,436,187	1,465,813

Total liabilities and net assets	$3,098,251	$3,002,991

Oaktree Specialty Lending Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended December 31, 2025 (unaudited)	Three months ended September 30, 2025 (unaudited)	Three months ended December 31, 2024 (unaudited)

Interest income:

Control investments	$4,898	$5,009	$5,226

Affiliate investments	540	618	166

Non-control/Non-affiliate investments	60,557	63,222	71,809

Interest on cash and cash equivalents	928	867	1,221

Total interest income	66,923	69,716	78,422

PIK interest income:

Control investments	—	—	830

Affiliate investments	447	28	28

Non-control/Non-affiliate investments	3,401	4,066	4,870

Total PIK interest income	3,848	4,094	5,728

Fee income:

Affiliate investments	4	—	—

Non-control/Non-affiliate investments	2,968	2,122	1,679

Total fee income	2,972	2,122	1,679

Dividend income:

Control investments	525	525	700

Non-control/Non-affiliate investments	—	30	118

Non-control/Non-affiliate investments - PIK	828	828	—

Total dividend income	1,353	1,383	818

Total investment income	75,096	77,315	86,647

Expenses:

Base management fee	7,544	7,309	8,144

Part I incentive fee	1,188	7,103	7,913

Professional fees	1,414	1,244	1,067

Directors fees	160	160	160

Interest expense	26,659	26,031	30,562

Administrator expense	570	600	437

General and administrative expenses	841	699	926

Total expenses	38,376	43,146	49,209

Management fees waived	—	—	(750)

Part I incentive fees waived	—	(1,897)	(6,377)

Net expenses	38,376	41,249	42,082

Net investment income before taxes	36,720	36,066	44,565

(Provision) benefit for taxes on net investment income	(17)	(264)	(263)

Net investment income	36,703	35,802	44,302

Unrealized appreciation (depreciation):

Control investments	(8,960)	(3,524)	(23,230)

Affiliate investments	958	(279)	320

Non-control/Non-affiliate investments	(24,534)	(21,044)	(7,198)

Foreign currency forward contracts	118	6,683	10,494

Net unrealized appreciation (depreciation)	(32,418)	(18,164)	(19,614)

Realized gains (losses):

Control investments	—	(1)	—

Affiliate investments	52	1	(288)

Non-control/Non-affiliate investments	76	10,655	(17,056)

Foreign currency forward contracts	1,214	(3,715)	34

Net realized gains (losses)	1,342	6,940	(17,310)

(Provision) benefit for taxes on realized and unrealized gains (losses)	(19)	—	(139)

Net realized and unrealized gains (losses), net of taxes	(31,095)	(11,224)	(37,063)

Net increase (decrease) in net assets resulting from operations	$5,608	$24,578	$7,239

Net investment income per common share — basic and diluted	$0.42	$0.41	$0.54

Earnings (loss) per common share — basic and diluted	$0.06	$0.28	$0.09

Weighted average common shares outstanding — basic and diluted	88,086	88,086	82,245